                   FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

          This Amendment, dated as of November 25, 1998, is made by and among Sheldahl, Inc., a Minnesota corporation (the "Borrower"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Norwest"; in its separate capacity as administrative agent for the Lenders, the "Agent"), and each of the financial institutions appearing on the signature pages hereof.

                                      Recitals

          The Borrower, the Agent and the Lenders are parties to a Credit and Security Agreement dated as of June 19, 1998 (the "Credit Agreement"). Capitalized terms used in these recitals and in the preamble have the meanings given to them in the Credit Agreement unless otherwise specified.

          On July 31, 1998, the Borrower paid the Bridge Notes in full and no Additional Warrants were issued.

          The Borrower is presently in default of various financial covenants and has requested that the Lenders waive such defaults and agree to make certain amendments to the Credit Agreement. The Agent is willing to grant the Borrower's requests pursuant to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

          1. DEFINED TERMS. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

          "'Borrowing Base' means, at any time, the lesser of:

          (a)   the aggregate Revolving Facility Amounts of the Lenders, or

          (b) subject to change from time to time in the sole discretion of all the Lenders, the sum of:

          (i)   eighty-five percent (85%) of Eligible Accounts, plus

          (ii) the lesser of $4,000,000 or sixty percent (60%) of Eligible Raw Materials Inventory, plus

          (iii) the lesser of $4,000,000 or fifty percent (50%) of Eligible Finished Goods Inventory, plus

          (iv) the lesser of $2,000,000 or twenty percent (20%) of Eligible Other Inventory, LESS

          (v)   $1,000,000."

          "'Cash Flow Available for Debt Service' as of a given date means the sum of (i) Pre-tax Net Income, (ii) Interest Expense, (iii) depreciation and amortization, (iv) operating lease payments, and (v) Net Equity Proceeds, LESS (v) Capital Expenditures, for the fiscal year-to-date period ending on such date."

          "'Debt Service' as of a given date means the sum of (i) all payments of principal on Debt of the Borrower, whether scheduled or unscheduled,
     (ii) Interest Expense, (iii) operating lease payments, (iv) cash paid for restructuring charges or against restructuring reserves, and (v) all installments of rent under capitalized lease obligations of the Borrower (determined in accordance with GAAP) incurred during the fiscal year-to-date period ending on such date."

          "'First Amendment' means the First Amendment to Credit and Security Agreement by and among the Borrower, the Lenders and the Agent dated as of November 25, 1998."

          "'First Amendment Effective Date' means the date all conditions set forth in Section 8 of the First Amendment are satisfied."

          "'Net Equity Proceeds" means the net cash proceeds actually received by the Borrower from sale of additional common or preferred stock or convertible instruments in the Borrower on or after the First Amendment Effective Date.

          "'Revolving Floating Rate' means, effective as of November 20, 1998, an annual rate equal to (i) from November 20, 1998 through the date the Borrower receives not less than $4,900,000 in Net Equity Proceeds, the sum of the Base Rate plus one half of one percent (0.5%), and (ii) after such amount is received, the Base Rate, which rate shall change when and as the Base Rate changes."

          "'Term Floating Rate' means, effective as of November 20, 1998, an annual rate equal to (i) from November 20, 1998 through the date the Borrower receives not less than $4,900,000 in Net Equity Proceeds, the sum of the Base Rate plus one half of one percent (0.5%), and (ii) after such amount is received, the Base Rate, which rate shall change when and as the Base Rate changes."

          2. FINANCIAL COVENANTS. Sections 6.17 through 6.21 and Section 7.12 of the Credit Agreement are amended to read as follows and a new Section 6.22 is added immediately after Section 6.21:

          "Section 6.17  RESERVED.

          "Section 6.18 MINIMUM CASH FLOW AVAILABLE FOR DEBT SERVICE. The Borrower will achieve Cash Flow Available for Debt Service, determined as at the end of each fiscal quarter, at not less than the amount set forth opposite such quarter:


                    FISCAL QUARTER ENDING         MINIMUM CASH FLOW
                         ON OR ABOUT              AVAILABLE FOR DEBT
                                                       SERVICE
                         11/30/98                       $(300,000)
                          2/28/99                       $5,500,000
                          5/31/99                      $10,300,000
                          8/31/99                      $21,100,000


          "Section 6.19 MINIMUM DEBT SERVICE COVERAGE RATIO. The Borrower will maintain its Debt Service Coverage Ratio, determined as at the end of each quarter, at not less than the ratio set forth opposite such quarter:


          FISCAL QUARTER ENDING                        MINIMUM DEBT SERVICE
                ON OR ABOUT                                 COVERAGE RATIO
                2/28/99                                     0.70 to 1.00
                8/31/99                                     1.50 to 1.00


          "Section 6.20 MINIMUM PRE-TAX NET INCOME. The Borrower will achieve Pre-tax Net Income, determined as of the end of each fiscal quarter described below, of not less than the amount set forth opposite such fiscal quarter:


          FISCAL QUARTER ENDING ON                     MINIMUM PRE-TAX NET
                OR ABOUT                                    INCOME
                11/30/98                               $(2,710,000)
                 2/28/99                               $(5,050,000)
                 5/31/99                               $(4,985,000)
                 8/31/99                               $(4,210,000)


          "Section 6.21 MINIMUM NET WORTH. The Borrower will maintain its Net Worth, determined as at the end of each fiscal quarter described below, of not less than the amount set forth opposite such fiscal quarter:


                      FISCAL QUARTER ENDING ON    MINIMUM NET WORTH
                             OR ABOUT
                             11/30/98                $74,200,000
                              2/28/99                $76,400,000
                              5/31/99                $76,000,000
                              8/31/99                $81,300,000


          "Section 6.22 NEW COVENANTS. Within 60 days after each fiscal year end of the Borrower, the Borrower and the Required Banks shall agree on new covenant levels for Sections 6.18 through 6.21 for periods after such fiscal year end. The new covenant levels will be based on the Borrower's projections for such periods and shall be no less stringent than the present levels.

          "Section 7.12 CAPITAL EXPENDITURES. The Borrower will not, and will not permit any Subsidiary to, expend or contract to expend, in the aggregate, for Capital Expenditures during each fiscal quarter described below, amounts in excess of the amount set forth opposite such quarter:


                       FISCAL QUARTER ENDING      CAPITAL EXPENDITURES
                            ON OR ABOUT
                             11/30/98                 $2,500,000
                              2/28/99                 $2,200,000
                              5/31/99                 $1,400,000
                              8/31/99                 $1,500,000


     PROVIDED, HOWEVER, that amounts not expended during any fiscal quarter listed above (other than the last) may be carried forward and expended through August 31, 1999."

          3. PAYMENTS ON DEBT. The following new Section 7.21 is added to the Credit Agreement immediately after Section 7.20:

          "Section 7.21 PAYMENTS ON DEBT OWED TO THIRD PARTIES. The Borrower shall not make any payments on Debt owed to Persons other than the Banks except: (i) regularly scheduled payments of principal and interest pursuant to the terms of Debt instruments satisfactory to the Agent; and
     (ii) prepayments of Debt owed to ReliaStar in the amount of $500,000 on December 1, 1998, $250,000 on January 1, 1999 and $250,000 on February 1,
     1999."

          4. EVENTS OF DEFAULT. Section 8.1(q) of the Credit Agreement is amended to read as follows:

                "(q)     Failure of the Borrower to receive Net Equity Proceeds
          of at least $4,900,000 by February 28, 1999, and at least $4,900,000 by August 30, 1999."

          5. COMPLIANCE CERTIFICATE. Exhibit F to the Credit Agreement is replaced by Exhibit A to this First Amendment.

          6. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

          7. WAIVER OF DEFAULTS. The Borrower is in default of the following provisions of the Credit Agreement as of August 28, 1998 (collectively, the "Defaults"):


          COVENANT                                     REQUIRED                      ACTUAL
Section 6.18 Cash Flow Available for Debt         Not less than                 $(3,398,000)
Service                                           $(3,403,000)

Section 6.20 Minimum Pre-tax Net Income           Not less than                 $(36,497,000)
                                                  $(36,000,000)

Section 6.21 Minimum Net Worth                    Not less than                 $78,380,000
                                                  $78,533,000

Section 7.12 Capital Expenditures                 Not more than                 $5,504,000
                                                  $5,170,000

Also, the Borrower has borrowed money from Boeing Capital Corporation in violation of Section 7.2 of the Credit Agreement and redeemed 623 shares of Series B Preferred stock held by Southbrook, Inc. in violation of Section 7.5 of the Credit Agreement.

Upon the terms and subject to the conditions set forth in this Amendment, the Lenders hereby waives the Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

          8. CONDITIONS PRECEDENT. This Amendment, and the waiver set forth in Paragraph 7 hereof, shall be effective when the Lenders shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lenders in its sole discretion:

          (a)   A Certificate of the Secretary of the Borrower certifying as to
     (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lenders pursuant to the

     Certificate of Authority of the Borrower's secretary or assistant secretary dated as of June 19, 1998 in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lenders, pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of June 19, 1998, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

          (b)   Such other matters as the Lenders may require.

          9. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lenders as follows:

          (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

          10. REFERENCES. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

          11. NO OTHER WAIVER. Except as set forth in Paragraph 7 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lenders, whether or not known to the Lenders and whether or not existing on the date of this Amendment.

          12. RELEASE. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

          13. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lenders on demand for all costs and expenses incurred by the Lenders in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lenders for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lenders may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

          14. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

NORWEST BANK MINNESOTA,                      SHELDAHL, INC.
  NATIONAL ASSOCIATION, as Agent

By /s/ Terry S. Jackson                      By /s/ John V. McManus
   -----------------------------                -----------------------------
   Terry S. Jackson                             John V. McManus
   Its Vice President                           Its Vice President of Finance

NORWEST BANK MINNESOTA,                      HARRIS TRUST AND SAVINGS
  NATIONAL ASSOCIATION                       BANK

By /s/ Terry S. Jackson                      By /s/ George Dluhy
   -----------------------------                -----------------------------
   Terry S. Jackson                             George Dluhy
   Its Vice President                           Its Vice President


NBD BANK                                     THE CIT GROUP/EQUIPMENT
                                             FINANCING, INC.

By /s/ Marguerite C. Gordy                   By /s/ William Hickey
   -----------------------------                -----------------------------
    Marguerite C. Gordy                          William Hickey
    Its Vice President                           Its Assistant Vice President

                                                 Exhibit A to First Amendment to
                                                 Credit and Security Agreement

                               COMPLIANCE CERTIFICATE

TO:       Terry S. Jackson
          Norwest Bank Minnesota, National Association

DATE:     ____________________, 199__

SUBJECT:  Financial Statements

Dear Mr. Jackson:

          I am the duly qualified and acting [Vice President of Finance] [assistant corporate controller] of Sheldahl, Inc. (the "Borrower") and I am familiar with the financial statements and financial affairs of the Borrower. I am authorized to execute this Compliance Certificate on behalf of the Borrower.

          Pursuant to Section 6.1 of the Credit and Security Agreement dated as of June 19, 1998, by and among the Borrower, Norwest Bank Minnesota, National Association, as agent ("Norwest"; herein in such capacity, together with any party which may become the successor Agent under such Credit and Security Agreement, the "Agent"), and each of the financial institutions which are now or may hereafter become parties to such Credit and Security Agreement, as amended by the First Amendment to Credit and Security Agreement dated as of November ___, 1998 (as the same may be further amended, supplemented or restated from time to time, the "Credit Agreement"), enclosed are an unaudited balance sheet and statements of income and retained earnings of the Borrower, as of ___________, 199__ (the "Reporting Date"), and for the year-to-date period ending on the Reporting Date. All terms used in this Compliance Certificate shall have the meanings given in the Credit Agreement.

          The balance sheet and statements of income and retained earnings fairly present the financial condition of the Borrower as of the date thereof. They have been prepared in accordance with GAAP.

          I hereby certify to the Lenders as follows:

     / / The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

     / / The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

          I further certify to the Lenders as follows:

          1.     MINIMUM CASH FLOW AVAILABLE FOR DEBT SERVICE. Pursuant to
     Section 6.18, as of the Reporting Date, the Borrower's Cash Flow Available for Debt Service was $_____________, which / / satisfies / / does not satisfy the requirement that such amount be no less than $_____________________ as set forth in the table below:


                 FISCAL QUARTER ENDING      MINIMUM CASH FLOW
                      ON OR ABOUT           AVAILABLE FOR DEBT
                                                SERVICE
                       11/30/98                $(300,000)
                        2/28/99               $5,500,000
                        5/31/99              $10,300,000
                        8/31/99              $21,100,000


          2. MINIMUM DEBT SERVICE COVERAGE RATIO. Pursuant to Section 6.19 of the Credit Agreement, as of the Reporting Date, the Borrower's Debt Service Coverage Ratio was _____ to 1.00 which / / satisfies / / does not satisfy the requirement that such ratio be no less than ______ to 1.00 on the Reporting Date as set forth in table below:


                FISCAL QUARTER ENDING ON OR      MINIMUM DEBT SERVICE
                          ABOUT                     COVERAGE RATIO
                         2/28/99                     0.70 to 1.00
                         8/31/99                     1.50 to 1.00


          3. MINIMUM PRE-TAX NET INCOME. Pursuant to Section 6.20 of the Credit Agreement, the Borrower's Pre-tax Net Income as of the Reporting Date, was $____________, which / / satisfies / / does not satisfy the requirement that such amount be not less than $_____________ during such period as set forth in table below:


                  FISCAL QUARTER ENDING ON        MINIMUM PRE-TAX NET INCOME
                         OR ABOUT
                         11/30/98                       $(2,710,000)
                          2/28/99                       $(5,050,000)
                          5/31/99                       $(4,985,000)
                          8/31/99                       $(4,210,000)


          4. MINIMUM BOOK NET WORTH. Pursuant to Section 6.21 of the Credit Agreement, as of the Reporting Date, the Borrower's Book Net Worth was $____________, which / / satisfies / / does not satisfy the requirement that the Borrower's Book Net Worth be not less than $_________________ on the Reporting Date as set forth below:


                  FISCAL QUARTER ENDING ON            MINIMUM NET WORTH
                         OR ABOUT
                         11/30/98                       $74,200,000
                          2/28/99                       $76,400,000
                          5/31/99                       $76,000,000
                          8/31/99                       $81,300,000


          5. CAPITAL EXPENDITURES. Pursuant to Section 7.12 of the Credit Agreement, for the fiscal quarter ending on the Reporting Date, the Borrower and its Subsidiaries have expended or contracted to expend for Capital Expenditures, $__________________ in the aggregate, which / / satisfies / / does not satisfy the requirement that such expenditures not exceed $__________ in the aggregate during such fiscal quarter as set forth below plus $_________________ which was carried forward from prior fiscal quarters in accordance with Section 7.12.


                  FISCAL QUARTER ENDING ON           CAPITAL EXPENDITURES
                         OR ABOUT
                         11/30/98                        $2,500,000
                          2/28/99                        $2,200,000
                          5/31/99                        $1,400,000
                          8/31/99                        $1,500,000


          Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                   SHELDAHL, INC.

                                   By
                                      ------------------------------

                                      Its [Vice President of Finance] [Assistant
                                      Corporate Controller]